EXHIBIT 6.1

                           PARADISE CONNECTIONS, INC.
                              STATEMENT OF INCOME
                  FOR THE TWELVE MONTHS ENDED OCTOBER 15, 1998

                                                  YEAR TO DATE
                                                 ACTUAL PERCENT
                                           --------------------------
INCOME
  OPERATING REVENUES                       $ 145,473.74          85.3
  BUSINESS OPPORTUNITY SALE                   24,987.00          14.7
                                           ------------         -----
* TOTAL INCOME                               170,460.74         100.0

COST OF SALES
  COST OF GOODS SOLD                          32,110.42          18.8
  AIR-TIME                                    25,858.80          15.2
  COMMISSIONS                                  4,753.27           2.8
  PREPAID PHONE CARDS                          3,452.92           2.0
  COURIER                                         67.04           0.0
                                           ------------         -----
* TOTAL COST OF SALES                         66,242.45          38.9
                                           ------------         -----
* GROSS MARGIN                               104,218.29          61.1

EXPENSES
  ACCOUNTING FEES                              1,090.00           0.6
  AUTO EXPENSE                                    10.60           0.0
  ADVERTISING & PROMOTION                      4,735.11           2.8
  BANK CHARGES                                   109.50           0.1
  CREDIT CARD SERVICES                           374.80           0.2
  PAYROLL TAX EXPENSE                          1,377.00           0.8
  EQUIPMENT RENTAL                             5,255.28           3.1
  INSURANCE                                    6,068.06           3.6
  LICENSE & PERMITS                              501.61           0.3
  POWER & LIGHT                                4,050.41           2.4
  SECURITY & PROTECTION                          141.66           0.1
  OFFICE SUPPLIES & EXPENSES                   4,159.46           2.4
  SALARIES & WAGES                            18,000.00          10.6
  FEDERAL & STATE UNEMPLOY                       254.40           0.1
  STATE SALES TAXES                            9,178.63           5.4
  POSTAGE, FREIGHT, COURIER                    7,491.62           4.4
  RENT EXPENSE                                14,093.28           8.3
  REPAIRS & MAINTENANCE                        3,007.18           1.8
  SECURITY & PROTECTION                          311.29           0.2
  UTILITIES                                      427.29           0.3
  TELEPHONE                                    7,989.23           4.7
  WATER & SEWER                                  210.88           0.1
                                           ------------         -----
* TOTAL EXPENSES                              88,837.29          52.1
                                           ------------         -----
* NET OPERATING PFT/(LOSS)                 $  15,381.00           9.0
                                           ============         =====

                           PARADISE CONNECTIONS, INC.
                                  BALANCE SHEET
                                OCTOBER 15, 1998

                                     ASSETS

CURRENT ASSETS
  CASH IN CHECKING 1ST WEST                     $    9,299.42
  INVENTORY                                          7,852.25
                                                -------------
TOTAL CURRENT ASSETS                            $   17,151.67

FIXED ASSETS
  WEBSITE                                            1,750.00
  LEASEHOLD IMPROVEMENTS                             2,850.00
  OFFICE EQUIPMENT                                   2,269.85
  EQUIPMENT SOFTWARE                                 9,443.61
  OFFICE FURNITURE                                   4,757.56
  WEB SITE DEVELOPEMENT                                965.00
  ACCUMULATED DEPRECIATION                          (3,476.00)
                                                -------------
    NET FIXED ASSETS                                18,560.02

OTHER ASSETS
  DEPOSITS RENT                                      1,712.00
                                                -------------
    TOTAL OTHER ASSETS                               1,712.00
                                                -------------
    TOTAL ASSETS                                $   37,423.69
                                                =============

                            LIABILITIES & NET WORTH

CURRENT LIABILITIES
  FICA TAXES PAYABLE                            $       (4.00)
  PAYROLL TAX DEPOSITS                                (791.77)
                                                -------------
    TOTAL CURRENT LIABILITIES                   $     (795.77)

LONG-TERM LIABILITIES
  SHAREHOLDERS LOANS                                 6,747.24
                                                -------------
    TOTAL LONG-TERM LIABILITIES                      6,747.24

EQUITY
  COMMON STOCK 20 SHARES                               100.00
  retained earnings                                 15,991.22
                                                -------------
    TOTAL EQUITY                                    16,091.22
                                                -------------
    TOTAL LIABILITIES & NET WORTH               $   22,042.69
                                                =============

                           PARADISE CONNECTIONS, INC.
                              STATEMENT OF INCOME
                  FOR THE TWELVE MONTHS ENDED OCTOBER 15, 1998

                                                  YEAR TO DATE
                                                 ACTUAL PERCENT
                                           --------------------------
INCOME
  OPERATING REVENUES                       $ 145,473.74          85.3
  BUSINESS OPPORTUNITY SALE                   24,987.00          14.7
                                           ------------         -----
                                             170,460.74         100.0
* TOTAL INCOME

COST OF SALES
  COST OF GOODS SOLD                          32,110.42          18.8
  AIR-TIME                                    25,858.80          15.2
  COMMISSIONS                                  4,753.27           2.8
  PREPAID PHONE CARDS                          3,452.92           2.0
  COURIER                                         67.04           0.0
                                           ------------         -----
* TOTAL COST OF SALES                         66,242.45          38.9
                                           ------------         -----
* GROSS MARGIN                               104,218.29          61.1

EXPENSES
  ACCOUNTING FEES                              1,090.00           0.6
  AUTO EXPENSE                                    10.60           0.0
  ADVERTISING & PROMOTION                      4,735.11           2.8
  BANK CHARGES                                   109.50           0.1
  CREDIT CARD SERVICES                           374.80           0.2
  PAYROLL TAX EXPENSE                          1,377.00           0.8
  EQUIPMENT RENTAL                             5,255.28           3.1
  INSURANCE                                    6,068.06           3.6
  LICENSE & PERMITS                              501.61           0.3
  POWER & LIGHT                                4,050.41           2.4
  SECURITY & PROTECTION                          141.66           0.1
  OFFICE SUPPLIES & EXPENSES                   4,159.46           2.4
  SALARIES & WAGES                            18,000.00          10.6
  FEDERAL & STATE UNEMPLOY                       254.40           0.1
  STATE SALES TAXES                            9,178.63           5.4
  POSTAGE, FREIGHT, COURIER                    7,491.62           4.4
  RENT EXPENSE                                14,093.28           8.3
  REPAIRS & MAINTENANCE                        3,007.18           1.8
  SECURITY & PROTECTION                          311.29           0.2
  UTILITIES                                      427.29           0.3
  TELEPHONE                                    7,989.23           4.7
  WATER & SEWER                                  210.88           0.1
                                           ------------         -----
* TOTAL EXPENSES                              88,837.29          52.1
                                           ------------         -----
* NET OPERATING PFT/(LOSS)                 $  15,381.00           9.0
                                           ============         =====